EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Daniel Vinson, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BBCMS Mortgage Trust 2023-5C23 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, LNR Partners, LLC, as Special Servicer, Computershare Trust Company, National Association, as Trustee and Certificate Administrator, Computershare Trust Company, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, Wells Fargo Bank, National Association, as Primary Servicer for the 11 West 42nd Street Mortgage Loan, Greystone Servicing Company LLC, as Special Servicer for the 11 West 42nd Street Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the 11 West 42nd Street Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the 11 West 42nd Street Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 11 West 42nd Street Mortgage Loan, KeyBank National Association, as Primary Servicer for the Piazza Alta Mortgage Loan, Greystone Servicing Company LLC, as Special Servicer for the Piazza Alta Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Piazza Alta Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Piazza Alta Mortgage Loan, BellOak, LLC, as Operating Advisor for the Piazza Alta Mortgage Loan, KeyBank National Association, as Primary Servicer for the Westfarms Mortgage Loan, Greystone Servicing Company LLC, as Special Servicer for the Westfarms Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Westfarms Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Westfarms Mortgage Loan, BellOak, LLC, as Operating Advisor for the Westfarms Mortgage Loan, KeyBank National Association, as Primary Servicer for the Arcola Corporate Campus Mortgage Loan, Greystone Servicing Company LLC, as Special Servicer for the Arcola Corporate Campus Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Arcola Corporate Campus Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Arcola Corporate Campus Mortgage Loan, BellOak, LLC, as Operating Advisor for the Arcola Corporate Campus Mortgage Loan, KeyBank National Association, as Primary Servicer for the River Centre Mortgage Loan, Greystone Servicing Company LLC, as Special Servicer for the River Centre Mortgage Loan, Wilmington Trust, National Association, as Trustee for the River Centre Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the River Centre Mortgage Loan, BellOak, LLC, as Operating Advisor for the River Centre Mortgage Loan, KeyBank National Association, as Primary Servicer for the 369 Lexington Avenue & 2 West 46th Street Mortgage Loan, Greystone Servicing Company LLC, as Special Servicer for the 369 Lexington Avenue & 2 West 46th Street Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 369 Lexington Avenue & 2 West 46th Street Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the 369 Lexington Avenue & 2 West 46th Street Mortgage Loan, BellOak, LLC, as Operating Advisor for the 369 Lexington Avenue & 2 West 46th Street Mortgage Loan, KeyBank National Association, as Primary Servicer for the Hilton Garden Inn Atlanta Downtown Mortgage Loan, Greystone Servicing Company LLC, as Special Servicer for the Hilton Garden Inn Atlanta Downtown Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Hilton Garden Inn Atlanta Downtown Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Hilton Garden Inn Atlanta Downtown Mortgage Loan, BellOak, LLC, as Operating Advisor for the Hilton Garden Inn Atlanta Downtown Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Overlook at Ballantyne Mortgage Loan, K-Star Asset Management LLC, as Special Servicer for the Overlook at Ballantyne Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Overlook at Ballantyne Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Overlook at Ballantyne Mortgage Loan, and Park Bridge Lender Services LLC, as Operating Advisor for the Overlook at Ballantyne Mortgage Loan.

 Dated: March 15, 2024

/s/ Daniel Vinson

Daniel Vinson

Chief Executive Officer

(senior officer in charge of securitization of the depositor)